Exhibit 99.1

Monster Worldwide Appoints Sal Iannuzzi to Board of Directors

New York, July 11, 2006 — Monster Worldwide, Inc. (NASDAQ: MNST), the parent company of Monster, the leading global online careers and recruitment resource, today announced that its board of directors has elected Sal Iannuzzi as a member of the board, effective immediately.

Mr. Iannuzzi is currently president and chief executive officer of Symbol Technologies, based in Holtsville, New York. He previously served as the non-executive chairman of the board of directors of Symbol Technologies from December 2003 to April 2005 when he joined the company as chief administrative and control officer. An expert in achieving world-class operational performance and in leading large organizations, Mr. Iannuzzi is well-recognized for the improvements in business management and expansion, productivity, cost structures, financial controls, and reporting which he accomplished during his tenure with Wall Street firms. He also has significant experience working with federal and state regulators, including the Federal Reserve Bank, New York State Banking Department, Securities and Exchange Commission and U.S. Department of Labor.

“Sal Iannuzzi brings tremendous operational skill and corporate governance expertise to Monster Worldwide and its board of directors,” said Andrew J. McKelvey, chairman and chief executive officer of Monster Worldwide. “Drawing upon his extensive experience overseeing internal controls and efficiency at large public enterprises, as well as his considerable achievements interacting with regulators and government agencies, Sal’s perspective and counsel will be valuable assets for Monster Worldwide, its board and all of the Company’s stakeholders. Given his intellect, integrity and expertise, I am confident that Sal will contribute to Monster’s continued industry leadership and long-term success.”

During his nearly 30-year business career, Mr. Iannuzzi held a variety of leadership positions in audit, finance and corporate administration. After six years at KPMG and two years at Bear Stearns, he joined Bankers Trust/Deutsche Bank, where, over nearly twenty years, he held a variety of senior leadership positions, including Chief Administrative Officer, Chief Operating Officer for Europe, Chief Operating Officer for the Global Investment Bank, and Senior Control Officer for the

corporation. In 2000, Mr. Iannuzzi joined CIBC World Markets, where for four years he served as Chief Administrative Officer with responsibility for all corporate and administrative functions in the United States.

With the appointment of Mr. Iannuzzi, the Monster Worldwide board of directors expands to eight directors. Six of the eight board members will be independent, consistent with the company’s corporate governance practice that a majority of directors must be independent.

About Monster Worldwide
Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers and recruitment resource. The Company also owns TMP Worldwide, one of the largest Recruitment Advertising agencies in North America. Headquartered in New York with approximately 4,300 employees in 25 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and the NASDAQ 100. More information about Monster Worldwide is available at www.monsterworldwide.com.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

Contacts

Robert Jones

Monster Worldwide

(212) 351-7032

robert.jones@monsterworldwide.com

Kathryn Burns

Monster Worldwide

(212) 351-7063

kathryn.burns@monsterworldwide.com

Christian Harper

Weber Shandwick

(212) 445-8135

charper@webershandwick.com